SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
                 Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):
                          April 9, 1998


                       RUDDICK CORPORATION
      (Exact name of registrant as specified in its charter)



 North Carolina               1-6905                 56-0905940
(State or other            (Commission              (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)


        2000 Two First Union Center, North Carolina 28282
 (Addresses, including zip codes, of principal executive offices)


                           (704)372-5404
       (Registrant's telephone number, including area code)

Item 5   Other Events

    The following is an updated description of the securities of Ruddick Corporation (the "Registrant") that was previously filed with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has been updated and amended from time to time. The following description reflects changes in the Registrant's Articles of Incorporation. To the extent this description is inconsistent with prior filings, it modifies and supersedes such filings.

             DESCRIPTION OF REGISTRANT'S SECURITIES

A.  Authorized Capital

    The Registrant is authorized to issue 80,000,000 shares of stock, of which 75,000,000 shares are Common Stock without par value (the "Common Stock"), 4,000,000 shares are Non-cumulative, Voting $.56 Convertible Preference Stock (the "$.56 Convertible Preference Stock"), and 1,000,000 shares are Additional Preferred Stock (the "Additional Preferred Stock"). The 1,000,000 shares of Additional Preferred Stock include 200,000 shares of a series designated as Series A Junior Participating Additional Preferred Stock (the "Series A Preferred Stock"). Currently, there are no issued and outstanding shares of either the $.56 Convertible Preference Stock or the Additional Preferred Stock. As of February 6, 1998, there were 46,710,771 shares of Common Stock issued and outstanding. The Common Stock is traded on the New York Stock Exchange under the trading symbol "RDK". As of February 6, 1998, 2,441,502 shares of Common Stock had been reserved for potential issuance in connection with certain employee benefit plans (including 1,484,502 shares of Common Stock, subject to certain options that had been granted but not exercised). After taking account of the shares so reserved, the number of authorized shares of Common Stock available for other corporate purposes as of February 6, 1998 was 25,847,727. Under North Carolina law, any outstanding shares of capital stock of Ruddick reacquired by it would be considered authorized but unissued shares.

B.  Common Stock

    1.   Voting and Other Rights

         a. General. The holders of Common Stock are entitled to one vote per share with respect to each matter voted on at a shareholder's meeting. A majority of the shares entitled to vote, represented at a meeting in person or by proxy, constitutes a quorum, and, in general, a majority of votes cast with respect to a matter is sufficient to take action upon routine matters. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, and each shareholder entitled to vote in such an election is entitled to vote each share of Common Stock owned by such shareholder for as many persons as there are directors to be elected. The holders of Common Stock do not have the right to cumulate their votes in the election of directors, so long as the Registrant has a class of shares registered under Section 12 of the Exchange Act (unless action is taken to provide otherwise by amendment to the Registrant's Restated Articles of Incorporation, which action management currently does not intend to propose).

         In general, (i) amendments to the Registrant's Restated Articles of Incorporation must be approved by each voting group entitled to vote separately thereon by a majority of the votes cast by each voting group, unless the amendment creates dissenters' rights for a particular voting group, in which case such amendment must be approved by a majority of the votes entitled to be cast by such voting group; and (ii) a merger or share exchange required to be approved by the shareholders must be approved by each voting group entitled to vote separately thereon by a majority of the votes entitled to be cast by that voting group; and (iii) the dissolution of the Registrant, or the sale of all or substantially all of the property of the Registrant other than in the usual and regular course of business, must be approved by a majority of all votes entitled to be cast thereon.

         Shares of Common Stock of the Registrant are not entitled to vote if they are owned, directly or indirectly, by a subsidiary of the Registrant. Shares of Common Stock held by the Registrant or by any of its subsidiaries in a fiduciary capacity (whether as sole fiduciary or co-fiduciary) may be voted in the election of directors and in all other matters by the registered owners, unless otherwise limited by the terms of the instrument or court order establishing the fiduciary relationship. Shares of Common Stock held by the Ruddick Employee Stock Ownership Plan (the "ESOP") are voted either by the ESOP trustee or by the participants in the ESOP, in accordance with the terms of the ESOP.

         In addition, one preferred share purchase right (a
    "Purchase Right") is attached to each outstanding share of Common Stock. The Purchase Rights are described in Section
    D.1.a., below.

         Wachovia Bank of North Carolina, N.A. currently acts as transfer agent and registrar for the Registrant's Common
    Stock.

         b. Amendment of Bylaws. The shareholders of the Registrant may act to amend or repeal any of the Registrant's Bylaws. Any Bylaw adopted, amended or repealed by the shareholders generally may not be readopted, amended or repealed by the Board of Directors of the Registrant unless otherwise authorized by the shareholders.

         c. Dissenters' Rights. The shareholders of the Registrant shall have dissenters' rights to appraisal with respect to their shares of Common Stock as provided by statute in connection with certain types of merger or share exchange transactions. Dissenters' rights are also available with respect to certain sales of all or substantially all of the property of the Registrant and certain amendments to the Registrant's Restated Articles of Incorporation that materially and adversely affect certain enumerated rights of a dissenter's shares.

    2.   Directors and Classes of Directors

    Under the Registrant's Bylaws, the number of directors shall be not fewer than nine nor more than thirteen, as determined from time to time by resolution of the shareholders.

    The Board of Directors of the Registrant is divided into three classes so that each director serves for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. In the event of any increase in the authorized number of directors, the newly created directorships resulting from such increase shall be apportioned among the three classes of directors so as to maintain such classes as nearly equal as possible.

    Vacancies, whether arising from an increase in the number of directors or from the failure by shareholders to elect the full authorized number of directors, or otherwise, may be filled by the shareholders or by the Board of Directors (by the affirmative vote of a majority of the remaining directors if less than a quorum of directors remains). Directors may be removed from office only for cause and only by a vote of shareholders holding a majority of the shares entitled to vote at an election of directors.

    3.   Anti-Takeover Aspects of Certain Provisions

    The provisions of the Registrant's Bylaws and Restated Articles of Incorporation regarding the staggered terms of the Board of Directors, the North Carolina Shareholder Protection Act, the removal of directors from office only for cause and only by a majority vote of shareholders entitled to vote, the authorized Additional Preferred Stock and the authorized Series A Preferred Stock may have certain anti-takeover effects with respect to the Registrant. Such provisions could make the Registrant a less attractive target for a hostile takeover bid or could render more difficult or discourage a merger proposal, the assumption of control through the acquisition of a large block of Common Stock or the removal of incumbent management. Such provisions may inhibit or impede fluctuations in the market price of the Common Stock, which may result from actual or potential takeover attempts. The Registrant is not aware of any pending or threatened attempt to acquire control of the Registrant or change in management.

    4.   Liquidation Rights

    In the event of liquidation, the holders of the Registrant's Common Stock would be entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of any of the Registrant's preferred stock.

    5.   Preemptive and Other Rights

    The Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. All the outstanding shares of Common Stock are validly issued, fully paid and nonassessable. As of February 6, 1998, there were 5,577 shareholders of record of the Registrant.

    6.   Distributions

    The Registrant may issue share dividends in Common Stock to the holders of shares of Common Stock, subject to the restrictions contained in the Registrant's Restated Articles of Incorporation which limit such distributions until after all dividends or distributions owing to the holders of the $.56 Convertible Preference Stock and the Series A Preferred Stock have been paid by the Registrant, and subject also to any restrictions that may be included in the terms of any series of Additional Preferred Stock that may be designated by the Board of Directors in the future. In addition, the holders of shares of Common Stock will be entitled to receive such other distributions as the Board of Directors of the Registrant may declare, subject to the restrictions contained in the Registrant's Restated Articles of Incorporation, unless after giving effect to such distribution, (i) the Registrant would not be able to pay its debts as they become due in the usual course of business or (ii) the Registrant's total assets would be less than the sum of the Registrant's total liabilities plus the amount that would be needed, if the Registrant were to be dissolved at the time of the distribution, to satisfy claims of shareholders which have preferential rights superior to the rights of holders of Common Stock.

    7.   Indemnification of Officers and Directors

    The Registrant has adopted a bylaw, as permitted by the
North Carolina Business Corporation Act (the "NCBCA"), which provides that, in addition to the indemnification of directors and officers otherwise provided by the NCBCA, the Registrant shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and expenses, including reasonable attorneys' fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the Registrant itself) arising out of their status or activities as directors or officers, except for liability or litigation expense incurred on account of activities of such person which at the time were known or believed by such person to be clearly in conflict with the
best interests of the Registrant.    The Registrant's Bylaws
further provide that the Registrant shall also indemnify such person for reasonable costs, expenses and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted in the Bylaws, if it is determined in accordance with the procedures set forth in the Bylaws that such person is entitled to indemnification thereunder. Pursuant to the Bylaws, and as authorized by statute, the Registrant maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Bylaws or otherwise.

    In addition to the above-described indemnification provisions, Sections 55-8-50 through 55-8-58 of the NCBCA contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a current or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation and
(y) in all other cases his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which such director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him, whether or not involving action in his official capacity in which he was adjudged liable on the basis that personal benefit was improperly received by him. The above standard of conduct is determined by the Board of Directors, or a committee or special legal counsel or the shareholders as prescribed in Section 55-8-55.

    Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful, on the merits or otherwise, in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the court determines that he is entitled to mandatory indemnification under Section 55-8-52, in which case the court shall also order the corporation to pay the reasonable expenses incurred to obtain court-ordered indemnification or if he is adjudged fairly and reasonably so entitled in view of all relevant circumstances under Section 55-8-54.

    Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent, consistent with public policy, as a director or as otherwise set forth in the corporation's articles of incorporation or bylaws or by resolution of the board of directors or contract.

    8.   Limitation of Director Liability

    The Restated Articles of Incorporation of the Registrant provide that, to the fullest extent permitted by the NCBCA, a director of the Registrant shall not be personally liable to the Registrant, its shareholders or otherwise for monetary damages for breach of his duty as a director. This provision precludes any claim by the shareholders of the Registrant for monetary damages based on a breach of duty of directors, with the following exceptions under the NCBCA: (i) acts or omissions that such director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation,
(ii) certain unlawful distributions, including unlawful redemptions of shares, (iii) any transaction from which such director derived an improper personal benefit or (iv) acts or omissions occurring prior to the effectiveness of the provision on April 27, 1988.

    9.   Effective Law

    The rights of holders of the Common Stock of the Registrant are dependent, directly or indirectly, on applicable state and federal statutes and regulations which are subject to change from time to time. The Registrant has not undertaken to update the foregoing description in each case where such a change may affect the rights of shareholders.

C.  Non-cumulative, Voting $.56 Convertible Preference Stock.

    The class of $.56 Convertible Preference Stock has the following rights:

    1.   Dividends

         Whenever all dividends for all previous dividend periods shall have been paid on all preferred stock of the Registrant hereafter issued which is by its terms senior to the $.56 Convertible Preference Stock, each holder of the $.56 Convertible Preference Stock shall be entitled to receive, when and as declared, but only to the extent earned with respect to the $.56 Convertible Preference Stock and only out of funds of the Registrant legally available therefor after the payment of the cumulative dividends on the aforesaid preferred stocks of the Registrant, non-cumulative cash dividends at the annual rate of $.56 and no more, payable quarterly on the first days of January, April, July and October of each year before any dividend or distribution shall be set apart for or paid on any of the Common Stock of the Registrant or any preferred stock of the Registrant junior to the $.56 Convertible Preference Stock, and before any sum shall be set apart for or paid on the purchase or redemption of any of the Common Stock of the Registrant or any preferred stock of the Registrant junior to the $.56 Convertible Preference Stock.

    2.   Liquidation Rights

         In the case of the dissolution or liquidation, whether voluntary or involuntary, of the Registrant and the distribution of the assets thereof, the holders of the $.56 Convertible Preference Stock shall be paid and shall receive $10.00 per share, plus an amount equal to accrued and unpaid dividends, if any, through the date of such payment with respect to the $.56 Convertible Preference Stock, after the payment of creditors and the holders of all preferred stock of the Registrant hereafter issued which is by its terms senior to the $.56 Convertible Preference Stock, but before any amount shall be paid to or distributed among the holders of any of the Common Stock of the Registrant, or paid to or distributed among the holders of any capital stock of the Registrant junior to the $.56 Convertible Preference Stock. After having been paid for their shares in the manner and in the amount provided in this paragraph, the holders of the $.56 Convertible Preference Stock shall not participate further as such in any distribution of the assets of the Registrant.

    3.   Redemption Provisions

         Upon 30 days prior written notice to the holders thereof, the Registrant has the right, privilege and option to redeem or retire any part or all of the $.56 Convertible Preference Stock, such redemption or retirement to be by lot or pro rata as the Board of Directors of the Registrant may prescribe, upon the payment to the holder thereof or upon the deposit at NationsBank, N.A., Charlotte, North Carolina, for the account of the holder thereof, of the sum of $10.00 per share, plus an amount equal to accrued and unpaid dividends, if any, through the date of such payment with respect to the $.56 Convertible Preference Stock. After such payment to the holder thereof or deposit at NationsBank, N.A., Charlotte, North Carolina, for the account of the holder thereof is made, such part or all of the $.56 Convertible Preference Stock will be deemed to have been redeemed or retired and to be no longer outstanding. The Registrant can not redeem less than all of the $.56 Convertible Preference Stock if, and so long as, there exist any accrued and unpaid dividends with respect thereto.

    4.   Conversion Rights

         Each holder of the $.56 Convertible Preference Stock has the right, option and privilege, upon written demand made upon the Registrant and upon surrender to the Registrant at its office at Charlotte, North Carolina, or at any place where the Registrant maintains a transfer agency or office for such purpose, of the certificates representing such stock properly endorsed, to convert at any time until 10 days before the date fixed for redemption, the whole or any part of the $.56 Convertible Preference Stock of such holder into Common Stock of the Registrant on the basis of eight shares of such Common Stock for each one share of $.56 Convertible Preference Stock (which conversion ratio has been adjusted to reflect the two-for-one stock splits effected as 100% share dividends in each of fiscal years 1986, 1991 and 1995). Upon such written demand and surrender, the Registrant is bound to issue and deliver to such holder eight shares of Common Stock as fully-paid and non-assessable for each one share of $.56 Convertible Preference Stock surrendered for conversion; provided, however, that if the number of outstanding shares of the Common Stock of the Registrant into which the $.56 Convertible Preference Stock is convertible is increased by stock dividend or split-up, or decreased by combination of shares or reverse split, the ratio of the conversion rights will be adjusted accordingly.

    5.   Voting Rights

         The $.56 Convertible Preference Stock has the power to vote as a single class with the Common Stock of the Registrant, one vote per share, on all matters on which the Common Stock has power to vote.

         If an arrearage of eight quarterly dividends on any series of $.56 Convertible Preference Stock occurs, the holders of $.56 Convertible Preference Stock shall be entitled, in addition to their general right to vote for directors, to vote separately as a class (together with all other series of $.56 Convertible Preference Stock outstanding at the time) to elect two directors. However, such right terminates when the dividends in arrears on the $.56 Convertible Preference Stock have been paid in full.

         Without the affirmative vote of the holders of at least two-thirds of the shares of all series of $.56 Convertible Preference Stock outstanding at the time, voting as a single class, the Registrant may not effect any changes in the terms of the $.56 Convertible Preference Stock relating to dividend rate, redemption price, amount payable on liquidation, voting rights, terms of exchange thereof for the capital stock into which it is convertible, or create any new class of stock entitled to dividends or shares in distribution of assets in priority to the $.56 Convertible Preference Stock. In addition, without the affirmative vote of the holders of at least a majority of the shares of all series of $.56 Convertible Preference Stock outstanding at the time, voting as a class, the Registrant may not create any new class of stock entitled to dividends or shares in distribution of assets on a parity with the $.56 Convertible Preference Stock.

         The $.56 Convertible Preference Stock has the power to vote as a separate class on other matters in such manner and with such effect as may be provided for by law or otherwise.

    6.   Pre-emptive Rights

         No holder of $.56 Convertible Preference Stock has any pre-emptive right to subscribe to any issue of additional capital stock of the Registrant.

D.  Additional Preferred Stock

    Shares of Additional Preferred Stock may be issued as one or more classes and in series within a class all with such preferences, limitations and relative rights as and when determined by resolution of the Board of Directors of the Registrant or any other manner authorized by law.

    The Board of Directors of the Registrant has designated, established and authorized the following series of Additional
Preferred Stock:

    1.   Series A Junior Participating Additional Preferred
    Stock

         a. Designation and Amount. The shares of such series are designated as "Series A Junior Participating Additional Preferred Stock" and the number of shares constituting the Series A Preferred Stock is 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Registrant convertible into Series A Preferred Stock.

         One Purchase Right is attached to each outstanding share of the Common Stock. Each Purchase Right, which expires on November 15, 2000, entitles the holder to purchase one four-hundredth of a share of new Series A Preferred Stock at a price of $26.25. The Purchase Rights become exercisable only under certain circumstances related to a person or group acquiring or offering to acquire a substantial portion of the Common Stock. If certain additional events then occur, each Purchase Right would entitle the rightholder to acquire the Registrant's Common Stock, or in some cases the common stock of an acquiring entity, having a value equal to twice the exercise price. Under certain circumstances, the Board of Directors may exchange all or part of the outstanding rights at an exchange ratio per right of one share of Common Stock, or one four-hundredth of a share of Series A Preferred Stock, or may redeem each Purchase Right at a price of $.0025. All 200,000 authorized shares of Series A Preferred Stock are reserved for issuance upon exercise of the Purchase Rights.

         All calculations set forth below regarding dividends payable, votes, liquidation payments, conversion, or otherwise, are based on one whole share of Series A
    Preferred Stock.

         b.   Dividends and Distributions.

              (1) Subject to the rights of the holders of the $.56 Convertible Preference Stock and any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock of the Registrant, and of any other junior stock, is entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to certain provisions for adjustment, 400 times the aggregate per share amount of all cash dividends, and 400 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Registrant at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence will be adjusted accordingly.


              (2) The Registrant will declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (1) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution is declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock will nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

              (3)  Dividends will begin to accrue and are
         cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares will begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends will begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends will bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares are allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date cannot be more than 60 days prior to the date fixed for the payment thereof.

         c.   Voting Rights. The holders of shares of Series A
    Preferred Stock  have the following voting rights:

              (1) Subject to certain provisions for adjustment, each share of Series A Preferred Stock entitles the holder to 400 votes on all matters submitted to a vote of the shareholders of the Registrant. In the event the Registrant at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event will be adjusted accordingly.

              (2) Except as otherwise set forth herein, in any other Certificate of Designations creating a class of preferred stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of $.56 Convertible Preference Stock and Common Stock and any other capital stock of the Registrant having general voting rights must vote together as one class on all matters submitted to a vote of shareholders of the Registrant.

              (3) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock have no special voting rights, and their consent is not required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         d.   Certain Restrictions.

              (1)  Whenever quarterly dividends or other
         dividends or distributions payable on the Series A Preferred Stock as provided in Subsection b. are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding have been paid in full, the Registrant must not:

                   (a)  declare or pay dividends, or make any
              other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                   (b)  declare or pay dividends, or make any
              other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                   (c)  redeem or purchase or otherwise acquire
              for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Registrant may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Registrant ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                   (d)  redeem or purchase or otherwise acquire
              for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, determines in good faith will result in fair and equitable treatment among the respective series or classes.

              (2) The Registrant will not permit any subsidiary of the Registrant to purchase or otherwise acquire for consideration any shares of stock of the Registrant unless the Registrant could, under paragraph 1.d.(1) of this Section D., purchase or otherwise acquire such shares at such time and in such manner.

         e. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Registrant in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of Additional Preferred Stock and may be reissued as part of a new series of Additional Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Articles of Incorporation, or in any other Certificate of Designation creating a class of Additional Preferred Stock or any similar stock or as otherwise required by law.

         f. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Registrant, no distribution is to be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock will be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 400 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Registrant at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence will be adjusted accordingly.

         g. Consolidation, Merger, etc. In case the Registrant enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock will at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 400 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Registrant at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted accordingly.

         h.   No Redemption. The shares of Series A Preferred
    Stock are not  redeemable.

         i. Rank. The Series A Preferred Stock ranks, with respect to the payment of dividends and the distribution of assets in liquidation, dissolution or winding up, junior to the $.56 Convertible Preference Stock and to all series of any other class of the Registrant's Preferred Stock.

         j. Amendment. The Restated Articles of Incorporation of the Registrant shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.




                          SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   RUDDICK CORPORATION


                             By:   /s/ RICHARD N. BRIDGEN
                                    Richard N. Brigden
                                    Vice President, Finance and
                                    Chief Financial Officer

Dated:  April 9, 1998